UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2017

THE COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-18279	52-1652138
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3035 Leonardtown Road, Waldorf, Maryland 20601

(Address of principal executive offices)

(301) 645-5601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        On November 6, 2017, Eric Goldberg notified The Community Financial Corporation (the “Company”) that he is resigning from his position as a director of the Company and the Company’s wholly-owned subsidiary, Community Bank of the Chesapeake (the “Bank”), effective November 6, 2017. Mr. Goldberg indicated that his resignation reflects a desire to focus his attention on other professional commitments and does not reflect any disagreement with the Company or the Bank on any matter relating to the Company’s or the Bank’s operations, policies or practices.

Mr. Goldberg was originally nominated for election to the Company’s and the Bank’s boards of directors pursuant to an agreement (the “Agreement”), dated March 25, 2016, between the Company and Basswood Capital Management, L.L.C., a Delaware limited liability company, as a representative of certain related funds and managed accounts (“Basswood Capital”). Basswood Capital owns approximately 9.8% of the outstanding shares of the Company’s common stock. The Agreement provided that the Company nominate Eric Goldberg, a Basswood Capital nominee, for election as a director of the Company at the Company’s 2016 Annual Meeting, to be placed in the class of directors with a term ending at the Company’s 2017 Annual Meeting of Stockholders. The Company further agreed to solicit proxies for the election of Mr. Goldberg as a director to the same extent as for the election or re-election of any other Company nominee for election to the Company’s Board of Directors at the 2016 Annual Meeting. Under the Agreement, at or prior to the time Mr. Goldberg was elected as a director of the Company, the Company would cause the Bank to take the steps necessary to add Mr. Goldberg to the Board of Directors of the Bank. In addition, Basswood Capital agreed not to nominate any person for election to the Company’s Board of Directors, or to propose any business to be presented to the Company’s stockholders at the Company’s 2016 Annual Meeting of Stockholders. The foregoing description is qualified in its entirety by reference to the full text of the Agreement, which is incorporated by reference herein from Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on March 25, 2016.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Number	Description

	10.1	Agreement dated March 25, 2016, by and between The Community Financial Corporation and Basswood Capital Management, L.L.C. (incorporated herein by referenced to Exhibit 10.1 to the Form 8-K filed by The Community Financial Corporation on March 25, 2016 (SEC File No. 001-36094))

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2017	By:	/s/ William J. Pasenelli
William J. Pasenelli
President and Chief Executive Officer

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